Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Aspen Series of our reports dated February 15, 2022, relating to the financial statements and financial highlights, which appear in Janus Henderson VIT Balanced Portfolio, Janus Henderson VIT Enterprise Portfolio, Janus Henderson VIT Flexible Bond Portfolio, Janus Henderson VIT Forty Portfolio, Janus Henderson VIT Global Research Portfolio, Janus Henderson VIT Global Technology and Innovation Portfolio, Janus Henderson VIT Mid Cap Value Portfolio, Janus Henderson VIT Overseas Portfolio, Janus Henderson VIT Research Portfolio and Janus Henderson VIT U.S. Low Volatility Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

June 8, 2022